Exhibit 10.4

CONFORMED COPY

30 MARCH 2007

NYSE EURONEXT, INC.
As Issuer

AND

CITIBANK, N.A.
As Issue And Paying Agent

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NOTE AGENCY AGREEMENT
RELATING TO A
EURO-COMMERCIAL PAPER PROGRAMME
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CONTENTS
Clause		Page
1.	Interpretation ..............................................................................................................................................................	- 1 -
2.	Appointments .............................................................................................................................................................	- 3 -
3.	Issue Of Notes ............................................................................................................................................................	- 3 -
4.	Payment .......................................................................................................................................................................	- 6 -
5.	Cancellation, Destruction, Records And Custody ................................................................................................	- 7 -
6.	Fees And Expenses ....................................................................................................................................................	- 7 -
7.	Indemnity .....................................................................................................................................................................	- 7 -
8.	No Liability For Consequential Loss .......................................................................................................................	- 8 -
9.	Agents Of The Issuer ................................................................................................................................................	- 8 -
10.	General .........................................................................................................................................................................	- 8 -
11.	Changes In Agent ......................................................................................................................................................	- 9 -
12.	Agent As Holders Of Notes .....................................................................................................................................	- 9 -
13.	Notices .........................................................................................................................................................................	- 9 -
14.	Law And Jurisdiction .................................................................................................................................................	- 9 -
15.	Modification ................................................................................................................................................................	- 10 -
16.	Counterparts ...............................................................................................................................................................	- 10 -
SCHEDULE 1 Forms Of Note ..........................................................................................................................................		- 11 -
Part A	Form Of Multicurrency Global Note .................................................................................................................	- 11 -
Part B	Form Of Multicurrency Definitive Note ...........................................................................................................	- 22 -

THIS AGREEMENT is made on 30 March 2007
__________________

BETWEEN

(1)	NYSE EURONEXT, INC. (the "Issuer"); and

(2)	CITIBANK, N.A. (the "Agent").

WHEREAS

(A)	Pursuant to, and subject to the terms and conditions of, a dealer agreement of even date herewith between the Issuer, the Arranger referred to therein and the dealers from time to time party thereto (together, the "Dealers" and each, a "Dealer") (such agreement as amended or supplemented from time to time herein being referred to as the "Dealer Agreement") the Issuer may from time to time issue Notes (as defined below).

(B)	The parties hereto wish to record the arrangements agreed between them in relation to the Notes to be issued pursuant to this Agreement.

(C)	NYSE Euronext, Inc. intends to change its name to NYSE Euronext after the date hereof and all references to NYSE Euronext, Inc. in this Agreement, shall be references to NYSE Euronext when the change of name is effective.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement:

"Business Day", except to the extent that the context requires otherwise, means a day (other than a Saturday or Sunday):

	(a)	on which deposits in the relevant currency are dealt in on the London Interbank Market;

	(b)	on which commercial banks are open for business in London;

	(c)	on which the Clearing Systems are in operation; and

	(d)	in the case of Notes denominated in Euro, a day which is a TARGET Business Day (as defined below), or, in the case of Notes denominated in any other currency, a day upon which commercial banks are open for business in the principal financial centre of the country of that currency (which shall be Sydney in respect of Notes denominated in Australian dollars);

"Clearing System" means each or any of Clearstream Banking, société anonyme, Euroclear Bank S.A./N.V., Euroclear France S.A. or such other recognised clearing system as may be agreed from time to time between the Issuer and the Agent and in which Notes may from time to time be held, or any successor to such entities;

"Common Depositary" means Citibank, N.A. acting as a depositary common to Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme at such offices in London as shall be notified by both of them to the Agent from time to time;

"Deed of Covenant" means the deed of covenant dated on or about the date hereof, executed by the Issuer in respect of Global Notes issued by it pursuant to this Agreement, as such deed may be amended or supplemented from time to time;

"Definitive Note" means a Note, security printed or otherwise, in definitive form;

"Dollars" and "U.S.$" denote the lawful currency of the United States of America; and "Dollar Note" means a Note denominated in Dollars;

"Euro" and "€" denote the single currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended, and "Euro Note" means a Note denominated in Euros;

"Global Note" means a Note in global form, representing an issue of promissory notes of a like maturity which may be issued from time to time pursuant to this Agreement;

"Index Linked Note" has the meaning ascribed thereto in the Dealer Agreement.

"Maximum Amount" means the lower of €2,500,000,000 or U.S.$3,000,000,000, or the equivalent amount denominated in any currency other than euros or Dollars (as the case may be), inclusive of the aggregate amount of all commercial paper that the Issuer may issue and have outstanding under the Programme (as that term is defined in the Dealer Agreement) and pursuant to the commercial paper programme of the Issuer in the United States of America, as such amount may be increased from time to time pursuant to the Dealer Agreement;

"Note" means a commercial paper note of the Issuer subscribed or to be subscribed by a Dealer under the Dealer Agreement, in definitive or global form, substantially in the relevant form scheduled hereto or such other form as may be agreed between the Issuer and the Agent and, unless the context otherwise requires, includes the promissory notes represented by the Global Notes;

"Sterling" and "£" denote the lawful currency of the United Kingdom; and "Sterling Note" means a Note denominated in Sterling;

"TARGET Business Day" means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is open; and

"Yen" and "¥" denote the lawful currency of Japan; and "Yen Note" means a note denominated in Yen.

1.2	References in this Agreement to the principal amount of any Note shall be deemed to include any additional amounts which may become payable in respect thereof pursuant to the terms of such Note.

1.3	Any reference in this Agreement to a Clause or a Schedule is, unless otherwise stated, to a clause hereof or a schedule hereto.

1.4	Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.	APPOINTMENTS

2.1	The Issuer hereby appoints Citibank, N.A. at its specified office in London as issue agent and as paying agent for the Notes.

2.2	The Agent may act as calculation agent for Index Linked Notes or floating rate Notes, as contemplated in the Dealer Agreement, subject in each case to its specific agreement to act as such for each relevant series of Notes.

2.3	Any reference herein to the "Agent" or its "specified office" shall be deemed to include such other agent or office of the Agent (as the case may be) as may be appointed or specified from time to time hereunder. The obligations of the Agents are several and not joint.

3.	ISSUE OF NOTES

3.1	Each Note issued hereunder shall be substantially in the relevant form scheduled hereto or, as the case may be, such other form as may be agreed between the Issuer and the Agent from time to time and shall be duly executed either manually or in facsimile on behalf of the Issuer and authenticated by an authorised signatory or signatories of the Agent. The Issuer shall procure that a sufficient quantity of executed but unauthenticated blank Notes to be issued by it is at all times available to the Agent for the purpose of issue under this Agreement.

3.2	The Issuer will provide to the Agent in writing a list of authorised persons who may instruct the Agent via any available Citibank software system, telephone or facsimile, and which list shall be updated by the Issuer from time to time as necessary. The Issuer shall give to the Agent by fax or telex or through any available Citibank software system details of any Notes to be issued by it under this Agreement and all such other information as the Agent may require for it to carry out its functions as contemplated by this clause, by not later than:

	3.2.1	12 noon (Paris time) on the proposed issue date (in the case of Notes denominated in euros to be cleared through Euroclear France S.A.); or

	3.2.2	in any other case, 3.00 p.m. (London time) two Business Days prior to the proposed issue date,

(or such later time or date as may be agreed between the Issuer and the Agent) in respect thereof and the Agent shall thereupon be authorised to complete Notes of the appropriate aggregate amount and/or (as the case may be) a Global Note by inserting in the appropriate place on the face of each Note inter alia the dates on which such Note shall be issued and shall mature and otherwise completing the same. For the purposes of this Clause 3.2, the Agent may, if it considers it appropriate in the circumstances, treat a telephone communication from a person who the Agent reasonably believes to have been duly authorised by the Issuer as sufficient instructions and authority from the Issuer to act in accordance with the provisions of this Clause 3.2, and the Issuer shall confirm such communication in writing no later than the relevant time referred to above.

3.3	If any such Notes as are mentioned in Clause 3.2 are not to be issued on any issue date, the Issuer shall notify the Agent immediately, and in any event no later than:

	3.3.1	1.30 p.m. (Paris time) on the proposed issue date (in the case of Notes denominated in euros to be cleared through Euroclear France S.A.); or

	3.3.2	5.00 p.m. (London time) two Business Days prior to the proposed issue date.

Upon receipt of such notice the Agent shall not thereafter issue or release the relevant Notes, but shall cancel and destroy them.

3.4	The Agent shall, upon notification by fax or telex or through any available Citibank software system from the Dealer who has arranged to purchase Notes from the Issuer, such notification to be received in sufficient time to enable delivery to be made as contemplated herein and in any event no later than:

	3.4.1	12 noon (London time) on the proposed issue date (in the case of Sterling Definitive Notes);

	3.4.2	12 noon (Paris time) on the proposed issue date in the case of Notes to be cleared through Euroclear France S.A.; or

	3.4.3	in any other case, 3.00 p.m. (London time) two Business Days prior to the proposed issue date,

or such later time or date as may be agreed between the Agent and the relevant Dealer, that payment by it to the Issuer of the purchase price of any Note has been or will be duly made against delivery of such Notes and (if applicable) of details of the securities account hereinafter referred to:

(a)	in the case of Notes to be cleared through Euroclear Bank S.A./N.V. and/or Clearstream Banking, société anonyme or any other Clearing System other than Euroclear France S.A., deliver such Note on the Business Day immediately preceding its issue date to or to the order of Euroclear Bank S.A./N.V. and/or Clearstream Banking, société anonyme (which may be by delivery to the Common Depositary) and/or such other Clearing System, for credit on the issue date of such Note to such securities account as shall have been notified to it; or

(b)	in the case of Notes denominated in euros to be cleared through Euroclear France S.A., deliver such Note by 4:00 p.m. (Paris time) on the proposed issue date to or to the order of Euroclear France S.A. (which may be by delivery to the sub-depositary to the Common Depositary) for credit on the issue date of such Note to such securities account as shall have been notified to it; or

(c)	if no such details are given make the same available on its issue date for collection at its specified office in London.

3.5	The Agent shall (if applicable) give instructions to the relevant Clearing System to credit the Notes to the Agent's distribution account. Each Note credited to the Agent's distribution account with the relevant Clearing System following the delivery of the Notes in accordance with Clause 3.4 above shall be held to the order of the Issuer pending delivery to the relevant Dealer on a delivery against payment basis in accordance with the normal procedures of the relevant Clearing System. The Agent shall on the issue date and against receipt of funds from the relevant Dealer transfer the proceeds of issue to the Issuer to the account notified by the Issuer to the Agent in accordance with Clause 3.2 above.

3.6	If on the issue date the relevant Dealer does not pay the subscription price due from it in respect of any Note (the "Defaulted Note") and as a result the Defaulted Note remains in the Agent's distribution account with the relevant Clearing System after the issue date (rather than being credited to the Dealer's Account against payment), the Agent will continue to hold the Defaulted Note to the order of the Issuer.

3.7	If the Agent pays an amount (the "Advance") to the Issuer on the basis that a payment (the "Payment") has been, or will be, received from the relevant Dealer and if the Payment has not been or is not received by the Agent on the date the Agent pays the Issuer, the Agent shall promptly inform the relevant Dealer and request that Dealer to make good the Payment, failing which the Issuer shall, upon being requested to do so, repay to the Agent the Advance and pay interest (on the basis of the aggregate of 1% per annum and the Agent's cost of funding, as determined by the Agent in its sole discretion) on the Advance until the earlier of repayment in full of the Advance and receipt in full by the Agent of the Payment.

3.8	As soon as practicable after the date of issue of any Notes, the Agent shall upon written request deliver to the Issuer particulars of (a) the number and aggregate principal amount of the Notes completed, authenticated and delivered by it, or made available by it for collection, on such date, (b) the issue date and the maturity date of such Notes and (c) the series and serial numbers of all such Notes.

3.9	The Issuer hereby authorises and instructs the Agent to make all necessary notifications to and filings with the Bank of England and the Japanese Ministry of Finance (in respect of Yen Notes), and any other relevant central bank or regulatory authority which should monitor volumes of commercial paper in issue from time to time.

3.10	The Issuer hereby authorises and instructs the Agent to complete, authenticate and deliver on its behalf Definitive Notes to be issued by it in accordance with the terms of any Global Note issued by it presented to the Agent for exchange in whole (but not in part only).

3.11	The Issuer will give at least 10 days prior written notice to the Agent of a change in the Maximum Amount of Notes which may be issued under the Dealer Agreement.

3.12	The Issuer will promptly notify the Agent of the appointment, resignation or termination of the appointment of any Dealer.

3.13	For the avoidance of doubt, the Agent shall have no obligation to continuously monitor the outstanding issuances of Notes in connection with the Maxiumum Amount of the Programme.

4.	PAYMENT

4.1	The Issuer undertakes to pay each Note in the currency in which such Note is denominated, on the maturity date or any relevant interest payment date of each such Note, an amount sufficient to pay the full amount payable on such date by way of principal, interest or otherwise in respect thereof:

	4.1.1	in the case of Dollar Notes, by transfer of same day value Dollar funds to such other account of the Agent at such bank in New York City as the Agent may from time to time designate for the purpose;

	4.1.2	in the case of Euro Notes, by transfer of same day value Euro funds no later than 3:00 p.m. (London time) to such account of the Agent as the Agent may from time to time designate for the purpose; and

	4.1.3	in the case of Notes denominated in any other currency, by transfer of immediately available and freely transferable funds no later than 3:00 p.m. (London time) in such other currency to such account of the Agent at such bank in the principal financial centre for such other currency as the Agent may from time to time designate for the purpose, or, in each case, by such other form of transfer or time as may be agreed between the Issuer and the Agent.

4.2	The Issuer shall, prior to 12 noon (London time) on the second Business Day immediately preceding the maturity date or any relevant interest payment date of any Note (or such later time or date as may subsequently be agreed between the Issuer and the Agent), send to the Agent irrevocable confirmation that payment will be made and the details of the bank through which the Issuer is to make the payment due pursuant to this Clause.

4.3	The Issuer hereby authorises and directs the Agent from funds so paid to the Agent to make payment of all amounts due on the Notes as set forth herein and in the Notes.

4.4	If the Agent has not received on the maturity date or any relevant interest payment date of any Notes the full amount payable in respect thereof on such date and confirmation satisfactory to itself that such payment has been received, the Agent shall not be required to make payment of any amount due on any Note. Nevertheless, subject to the foregoing, if the Agent is satisfied that it will receive such full amount later, it shall be entitled to pay maturing Notes due in accordance with their terms.

4.5	If the Agent makes such payment on behalf of the Issuer under Clause 4.4, the Issuer shall be liable on demand by the Agent to pay to the Agent the amount so paid out, together with interest thereon at such a rate as the Agent may certify as the aggregate of 1% per annum and the Agent's cost of funding any such payment made by it (as determined by the Agent in its sole discretion).

4.6	If at any time the Agent makes a partial payment in respect of any Note presented to it, it shall procure that a statement indicating the date and amount of such payment is written or stamped on the face of such Note.

5.	CANCELLATION, DESTRUCTION, RECORDS AND CUSTODY

5.1	All Notes which mature and are paid in full shall be cancelled forthwith by the Agent. The Agent shall, unless the Issuer otherwise directs, destroy the cancelled Notes and furnish the Issuer upon request with particulars of the aggregate principal amount of the Notes maturing on such maturity date which have been destroyed since the last certification so furnished and the series and serial numbers of all such Notes.

5.2	The Agent shall keep and make available at all reasonable times to the Issuer a full and complete record of all Notes and of their issue, payment, cancellation and destruction and, in the case of Global Notes, their exchange for Definitive Notes.

5.3	The Agent shall maintain in safe custody all forms of Notes delivered to and held by it hereunder and shall ensure that the same are only completed, authenticated and delivered or made available in accordance with the terms hereof.

5.4	The Issuer may from time to time with the approval, where appropriate, of the Agent make arrangements as to the replacement of Notes which shall have been lost, stolen, mutilated, defaced or destroyed, including (without limitation) arrangements as to evidence of title, costs, delivery and indemnity.

5.5	The Agent shall make available for inspection during its office hours at its specified office copies of this Agreement and the Deed of Covenant.

6.	FEES AND EXPENSES

6.1	The Issuer undertakes to pay such fees and expenses in respect of the Agent's services under this Agreement as are set out in a letter of even date herewith from the Agent to the Issuer, at the time and in accordance with the manner stated therein.

6.2	The Issuer undertakes to pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) to which this Agreement or the issue of any Notes may be subject.

6.3	The Issuer undertakes to pay on demand all reasonable out-of-pocket expenses (including legal, advertising, telex and postage expenses) properly incurred by the Agent in connection with its services under this Agreement.

7.	INDEMNITY

The Issuer undertakes to indemnify and hold harmless the Agent against any losses, liabilities, costs, expenses, claims, actions or demands which the Agent may incur or which may be made against the Agent, as a result of or in connection with the appointment or the exercise of the powers, discretions, authorities and duties of the Agent under this Agreement except such as may result from its own negligence or bad faith or that of its officers, employees or agents. The indemnities contained in this

Agreement shall survive in respect of claims arising in respect of a period while it is an agent, notwithstanding resignation or removal.

8.	NO LIABILITY FOR CONSEQUENTIAL LOSS

Except in the case of gross negligence or wilful default, the Agent shall not be liable either for any act or omission under this Agreement, or if any Note shall be lost, stolen, destroyed or damaged. Notwithstanding the foregoing, under no circumstances will any party be liable for any consequential loss (being loss of business, goodwill, opportunity or profit) or any special or punitive damages of any kind whatsoever; in each case however caused or arising and whether or not foreseeable, even if advised of the possibility of such loss or damage.

9.	AGENTS OF THE ISSUER

9.1	In acting hereunder and in connection with the Notes, the Agent shall act solely as agent of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for any holders of Notes. Any funds held by the Agent for payments in respect of the Notes need not be segregated from other funds except as required by law. The Agent shall not be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement or of the Notes.

9.2	The Agent may generally engage in any kind of banking or other business with the Issuer notwithstanding its appointments as issue agent and paying agent hereunder.

10.	GENERAL

10.1	Prior to the first issue of the Notes, the Issuer shall supply to the Agent copies of all condition precedent documents required to be delivered pursuant to the Dealer Agreement.

10.2	The Agent shall be obliged to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Agent. The Agent shall not be under any obligation to take any action hereunder which it expects will result in any expense or liability of the Agent, the payment of which within a reasonable time is not, in its opinion, assured to it.

10.3	Except as ordered by a court of competent jurisdiction or as required by law, and notwithstanding any notice to the contrary, the Issuer and the Agent shall be entitled to treat the holder of any Note as the absolute owner thereof for all purposes and shall not be required to obtain any proof thereof or as to the identity of the bearer or holder.

10.4	The Agent may consult with legal and other professional advisers selected in good faith and satisfactory to it and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and without negligence and in accordance with the opinion of such advisers.

10.5	The Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in relation to any issue of Notes in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement, telex or other paper or document reasonably believed by it in good faith to be genuine and to have been passed or signed by the proper parties.

11.	CHANGES IN AGENT

11.1	The Agent may resign its appointment hereunder at any time by giving to the Issuer, and the Issuer may terminate the appointment of the Agent by giving to the Agent, at least 45 days' written notice to that effect, provided that no such resignation or termination of the appointment of the Agent shall take effect until a successor has been appointed by the Issuer.

11.2	The Issuer agrees with the Agent that if, by the day falling 10 days before the expiry of any notice under Clause 11.1, the Issuer has not appointed a replacement Agent, then the Agent shall be entitled, on behalf of the Issuer to appoint in its place any reputable financial institution of good standing and the Issuer shall not unreasonably object to such appointment.

12.	AGENT AS HOLDERS OF NOTES

The Agent and its officers and employees, in their individual or any other capacity, may become the owner of, or acquire any interest in, any Notes with the same rights that the Agent would have if it were not the Agent hereunder.

13.	NOTICES

13.1	All notices and other communications hereunder shall, save as otherwise provided in this Agreement, be made in writing and in English (by letter, telex or fax) and shall be sent to the intended recipient at the address, telex or fax number and marked for the attention of the person (if any) from time to time designated by that party to the other parties hereto for such purpose. The initial address, telex and fax number so designated by each party are set out on the signature page of this Agreement.

13.2	Any communication from any party to any other under this Agreement shall be effective if sent by letter or fax, upon receipt by the addressee; and if sent by telex, upon receipt by the sender of the addressee's answerback at the end of transmission; provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

14.	LAW AND JURISDICTION

14.1	Governing law
This Agreement and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

14.2	English courts
The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity.

14.3	Appropriate forum
The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

14.4	Rights of any Agent or the Calculation Agent to take proceedings outside England
Clause 14.2 (English courts) is for the benefit of the Agents and the Calculation Agent only. As a result, nothing in this Clause 14 (Law and jurisdiction) prevents any Agent or the Calculation Agent from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, any Agent or the Calculation Agent may take concurrent Proceedings in any number of jurisdictions.

14.5	Process agent
The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Clifford Chance Secretaries Limited at 10 Upper Bank Street, Canary Wharf, London E14 5JJ or, if different, its registered office for the time being. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of any Agent or the Calculation Agent addressed to the Issuer and delivered to the Issuer appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Agent or the Calculation Agent shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer. Nothing in this paragraph shall affect the right of any Agent or the Calculation Agent to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

14.6	Waiver of trial by jury
Each party waives any right it may have to a jury trial of any claim or cause of action in connection with this Agreement or any Note or any transaction contemplated by this Agreement or any Note. This Agreement may be filed as a written consent to trial by court.

15.	MODIFICATION

This Agreement may be amended by further agreement among the parties hereto and without the consent of holders of the Notes.

16.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute a single agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

FORMS OF NOTE

Part A
Form of Multicurrency Global Note
(Interest Bearing/Discounted/Index-Linked)

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons. Terms used above have the meanings given to them by Regulation S under the Securities Act.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE UNITED STATES INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE UNITED STATES INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.

NYSE EURONEXT
(Incorporated in the state of Delaware, the United States of America)

No.:	Series No.:

Issued in London on:	Maturity Date[1]:

Specified Currency:	Denomination:

Nominal Amount:[2]	Reference Rate: LIBOR/EURIBOR[3]
(words and figures if a Sterling Note):

Calculation Agent:[4]	Minimum Redemption Amount[5]

Fixed Interest Rate:[6] %per annum	Margin: [7] %

Calculation Agent:[8]	Interest Payment Dates:[9]
(Interest):

[1] Not to be more than 183 days from (and including) the Issue Date.
[2] To have a minimum principal amount of at least U.S.$500,000 or equivalent in another currency.
[3] Delete as appropriate. The reference rate will be LIBOR unless this Global Note is denominated in euro and the
Issuer and the relevant Dealer agree that the reference rate should be EURIBOR.
[4] Complete for index-linked Notes only (to have a minimum principal amount of at least U.S.$500,000 or equivalent in another currency).
[5] Complete for a Sterling index linked note.
[6] Complete for fixed rate interest bearing Notes only.
[7] Complete for floating rate interest bearing Notes only.
[8] Complete for floating rate interest bearing Notes only.
[9] Complete for interest bearing Notes.

1.	For value received, NYSE EURONEXT (the "Issuer") promises to pay to the bearer of this Global Note on the above-mentioned Maturity Date:

(d) the above-mentioned Nominal Amount; or

(e) if this Global Note is index-linked, an amount (representing either principal or interest) to be calculated by the Calculation Agent named above, in accordance with the redemption or interest calculation, a copy of which is attached to this Global Note and is available for inspection at the offices of the Paying Agent referred to below, together (in any case) with interest thereon at the rate and at the times (if any) specified herein.

All such payments shall be made in accordance with a note agency agreement dated 30 March 2007 between the Issuer, the issue agent and the paying agents referred to therein, a copy of which is available for inspection at the offices of Citibank, N.A. (the "Paying Agent") at 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, E14 5LB, England, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and surrender of this Global Note at the offices of the Paying Agent referred to above by transfer to an account denominated in the above-mentioned Specified Currency maintained by the bearer with a bank in the principal financial centre in the country of that currency or, in the case of a Global Note denominated or payable in euro by transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any member state of the European Union. As long as European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 is in force, the Issuer will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to such Directive or any law implementing or complying with, or introduced to conform to, such Directive.

Notwithstanding the foregoing, presentation and surrender of this Global Note shall be made outside the United States and no amount shall be paid by transfer to an account in the United States, or mailed to an address in the United States. In the case of a Global Note denominated in U.S. dollars, payments shall be made by transfer to an account denominated in U.S. Dollars in the principal financial centre of any country outside of the United States that the Issuer or Agent so chooses.

2.	This Global Note is issued in representation of an issue of Notes in the above-mentioned aggregate Nominal Amount.

3.	All payments in respect of this Global Note by or on behalf of the Issuer shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United States of America, or any political subdivision or taxing authority therein or thereof ("Taxes"). If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Global Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Global Note is presented for payment:

(a)	by or on behalf of a holder which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Global Note; or

(b)	where such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(c)	by or on behalf of a holder who would have been able to avoid such withholding or deduction by (i) presenting this Global Note to another Paying Agent in a member state of the European Union or (ii) by authorising the Paying Agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom; or

(d)	more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this Global Note on the last day of such period of 15 days.

4.	If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day (unless that date falls more than 183 days after the Issue Date, in which case payment shall be made on the immediately preceding Payment Business Day) and neither the bearer of this Global Note nor the holder or beneficial owner of any interest herein or rights in respect hereof shall be entitled to any interest or other sums in respect of such postponed payment.

As used in this Global Note:

"Payment Business Day" means any day other than a Saturday or Sunday which is both (A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation, and (B) either (i) if the above-mentioned Specified Currency is any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in both London and the principal financial centre of the country of the relevant Specified Currency or (ii) if the above-mentioned Specified Currency is euro, a day which is a TARGET Business Day; and

"TARGET Business Day" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is operating credit or transfer instructions in respect of payments in euro.

Provided that if the Paying Agent determines with the agreement of the Issuer that the market practice in respect of euro denominated internationally offered securities is different from that specified above, the above shall be deemed to be amended so as to comply with such market practice and the Paying Agent shall procure that a notice of such amendment is published not less than 15 days prior to the date on which any payment in euro falls due to be made in such manner as the Paying Agent may determine.

5.	The payment obligation of the Issuer represented by this Global Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking at least pari passu with all present and future unsecured and unsubordinated indebtedness of the Issuer other than obligations preferred by mandatory provisions of law applying to companies generally.

6.	This Global Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof free and clear of any equity, set-off or counterclaim on the part of the Issuer against any previous bearer hereof.

7.	This Global Note is issued in respect of an issue of Notes of the Issuer and is exchangeable in whole (but not in part only) for duly executed and authenticated bearer Notes in definitive form (whether before, on or, subject as provided below, after the Maturity Date):

(a) if the clearing system(s) in which this Global Note is held at the relevant time is closed for a continuous period of 14 days or more (other than by reason of weekends or public holidays statutory or otherwise) or announces an intention permanently to cease business or does in fact do so); or

(b) if default is made in the payment of any amount payable in respect of this Global Note.

Upon presentation and surrender of this Global Note during normal business hours to the Issuer at the offices of the Paying Agent (or to any other person or at any other office outside the United States as may be designated in writing by the Issuer to the bearer), the Issue Agent shall authenticate and deliver, in exchange for this Global Note, bearer definitive notes denominated in the above-mentioned Specified Currency in an aggregate nominal amount equal to the Nominal Amount of this Global Note.

8.	If, upon any such default and following such surrender, definitive Notes are not issued in full exchange for this Global Note before 5.00 p.m. (London time) on the thirtieth day after surrender, this Global Note (including the obligation hereunder to issue definitive notes) will become void and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under a Deed of Covenant dated 30 March 2007 (as amended, re-stated or supplemented as of the date of issue of the Notes) entered into by the Issuer).

9.	If this is an interest bearing Global Note, then:

	(a)	notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Global Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in part (a) or (b) (as the case may be) of paragraph 1 shall be payable on such fifteenth day;

	(b)	upon each payment of interest (if any) prior to the Maturity Date in respect of this Global Note, the Schedule hereto shall be duly completed by the Paying Agent to reflect such payment; and

	(c)	if no Interest Payment Dates are specified on the face of the Global Note, the Interest Payment Date shall be the Maturity Date.

10.	If this is a fixed rate interest bearing Global Note, interest shall be calculated on the Nominal Amount as follows:

	(a)	interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Global Note is denominated in Sterling, 365 days at the above-mentioned Interest Rate with the resulting figure being rounded to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards); and

	(b)	the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is an "Interest Period" for the purposes of this paragraph.

11.	If this is a floating rate interest bearing Global Note, interest shall be calculated on the Nominal Amount as follows:

	(a)	in the case of a Global Note which specifies LIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of LIBOR and the above-mentioned Margin (if any) above or below LIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Global Note is denominated in Sterling, 365 days.

As used in this Global Note:

"LIBOR" shall be equal to the rate defined as "LIBOR-BBA" in respect of the above-mentioned Specified Currency (as defined in the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, updated or replaced as at the date of this Global Note, (the "ISDA Definitions")) as at 11.00 a.m. (London time) or as near thereto as practicable on the second London Banking Day before the first day of the relevant Interest Period or, if this Global Note is denominated in Sterling, on the first day thereof (a "LIBOR Interest Determination Date"), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Note in relation to the Reference Rate; and

"London Banking Day" shall mean a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;

(b)	in the case of a Global Note which specifies EURIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of EURIBOR and the above-mentioned Margin (if any) above or below EURIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

As used in this Global Note, "EURIBOR" shall be equal to EUR-EURIRBOR-Reuters (as defined in the ISDA Definitions) as at 11.00 a.m. (Brussels time) or as near thereto as practicable on the second TARGET Business Day before the first day of the relevant Interest Period (a "EURIBOR Interest Determination Date"), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Note in relation to the Reference Rate;

(c)	the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each LIBOR Interest Determination Date or 11.00 a.m. (Brussels time) on each EURIBOR Interest Determination Date (as the case may be), determine the Rate of Interest and calculate the amount of interest payable (the "Amount of Interest") for the relevant Interest Period. "Rate of Interest" means (A) if the Reference Rate is EURIBOR, the rate which is determined in accordance with the provisions of this paragraph 11(b), and (B) in any other case, the rate which is determined in accordance with the provisions of paragraph 11(a). The Amount of Interest shall be calculated by applying the Rate of Interest to the Nominal Amount of one Note of each denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 or, if this Global Note is denominated in Sterling, by 365 and rounding the resulting figure to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards). The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent named above shall (in the absence of manifest error) be final and binding upon all parties;

	(d)	the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is called an "Interest Period" for the purposes of this paragraph; and

	(e)	the Issuer will procure that a notice specifying the Rate of Interest payable in respect of each Interest Period be published as soon as practicable after the determination of the Rate of Interest. Such notice will be delivered to the clearing system(s) in which this Global Note is held at the relevant time or, if this Global Note has been exchanged for bearer definitive Notes pursuant to paragraph 7, will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times).

12.	If the proceeds of this Global Note are accepted in the United Kingdom, the Principal Amount or Minimum Redemption Amount (as applicable) shall be not less than £100,000 (or the equivalent in any other currency).

13.	Instructions for payment must be received at the offices of the Paying Agent referred to above together with this Global Note as follows:

	(a)	if this Global Note is denominated in Australian dollars, New Zealand dollars, Hong Kong dollars or Japanese Yen, at least two Business Days prior to the relevant payment date;

	(b)	if this Global Note is denominated in United States dollars, Canadian dollars or Sterling, on or prior to the relevant payment date; and

	(c)	in all other cases, at least one Business Day prior to the relevant payment date.

As used in this paragraph, "Business Day" means:

	(i)	a day other than a Saturday or Sunday on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

	(ii)	in the case of payments in euro, a TARGET Business Day and, in all other cases, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre in the country of the above-mentioned Specified Currency.

14.	This Global Note shall not be validly issued unless manually authenticated by Citibank, N.A. as issue agent.

15.	This Global Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Global Note (including a dispute regarding the existence, validity or termination of this Global Note). The parties to this Global Note agree that the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such party will argue to the contrary.

The Issuer irrevocably appoints Clifford Chance Secretaries Limited at 10 Upper Bank Street, Canary Wharf, London E14 5JJ as its agent for service of process in any proceedings before the English courts in connection with this Global Note. If any person appointed as process agent is unable for any reason to act as agent for service of process, the Issuer will appoint another agent, and failing such appointment within 15 days, the bearer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Paying Agent. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings. This paragraph 16 does not affect any other method of service allowed by law.

The Issuer irrevocably and unconditionally, agrees not to claim any immunity from proceedings brought by the bearer against it in relation to this Global Note and to ensure that no such claim is made on its behalf, consents generally to the giving of any relief or the issue of any process in connection with those proceedings, and waives all rights of immunity in respect of it or its assets.

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS GLOBAL NOTE OR ANY TRANSACTION CONTEMPLATED BY THIS GLOBAL NOTE. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

16.	No person shall have any right to enforce any provision of this Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.

AUTHENTICATED by	Signed on behalf of:
CITIBANK, N.A.	NYSE EURONEXT

without recourse, warranty or liability and for
authentication purposes only

By:	By:
(Authorised Signatory)	(Authorised Signatory)

SCHEDULE

PAYMENTS OF INTEREST

The following payments of interest in respect of this Global Note have been made:

Notation on
behalf of Paying
Date Made	Payment From	Payment To	Amount Paid	Agent

Pro-forma Redemption or Interest Calculation
(Index linked Global Note)

This is the Redemption or Interest Calculation relating to the attached index-linked Global Note:

Calculation Date:

Calculation Agent:

Redemption Amount (per note):	to be calculated by the Calculation Agent as follows:

[Insert particulars of index and redemption calculation]

[Indicate whether the calculation refers to principal or coupon]

Confirmed:

For NYSE EURONEXT

Note:	The Calculation Agent is required to notify the Paying Agent for this Global Note of the Redemption Amount immediately upon completing its calculation of the same.

Part B Form of Multicurrency Definitive Note (Interest Bearing/Discounted/Index-Linked)

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons. Terms used above have the meanings given to them by Regulation S under the Securities Act.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE UNITED STATES INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE UNITED STATES INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.

NYSE EURONEXT
(Incorporated in the state of Delaware, the United States of America)

No.:	Series No.:

Issued in London on:	Maturity Date[1]:

Specified Currency:	Denomination:

Nominal Amount:[2]	Reference Rate: LIBOR/EURIBOR[3]
(words and figures if a Sterling Note):

Calculation Agent:[4]	Minimum Redemption Amount[5]

Fixed Interest Rate:[6] %per annum	Margin: [7] %

Calculation Agent:[8]	Interest Payment Dates:[9]
(Interest):

[1] Not to be more than 183 days from (and including) the Issue Date.
[2] To have a minimum principal amount of at least U.S.$500,000 or equivalent in another currency.
[3] Delete as appropriate. The reference rate will be LIBOR unless this Global Note is denominated in euro and the
Issuer and the relevant Dealer agree that the reference rate should be EURIBOR.
[4] Complete for index-linked Notes only (to have a minimum principal amount of at least U.S.$500,000 or equivalent in another currency).
[5] Complete for a Sterling index linked note.
[6] Complete for fixed rate interest bearing Notes only.
[7] Complete for floating rate interest bearing Notes only.
[8] Complete for floating rate interest bearing Notes only.
[9] Complete for interest bearing Notes.

1.	For value received, NYSE EURONEXT (the "Issuer") promises to pay to the bearer of this Note on the above-mentioned Maturity Date:

(a) the above-mentioned Nominal Amount; or

(b) if this Note is index-linked, an amount (representing either principal or interest) to be calculated by the Calculation Agent named above, in accordance with the redemption or interest calculation, a copy of which is attached to this Note and is available for inspection at the offices of the Paying Agent referred to below, together (in any case) with interest thereon at the rate and at the times (if any) specified herein.

All such payments shall be made in accordance with a note agency agreement dated 30 March 2007 between the Issuer, the issue agent and the paying agents referred to therein, a copy of which is available for inspection at the offices of Citibank, N.A. (the "Paying Agent") at 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, E14 5LB, England, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and surrender of this Note at the offices of the Paying Agent referred to above by transfer to an account denominated in the above-mentioned Specified Currency maintained by the bearer with a bank in the principal financial centre in the country of that currency or, in the case of a Note denominated or payable in euro by transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any member state of the European Union. As long as European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 is in into force, the Issuer will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to such Directive or any law implementing or complying with, or introduced to conform to, such Directive.

Notwithstanding the foregoing, presentation and surrender of this Note shall be made outside the United States and no amount shall be paid by transfer to an account in the United States, or mailed to an address in the United States. In the case of a Note denominated in U.S. dollars, payments shall be made by transfer to an account denominated in U.S. Dollars in the principal financial centre of any country outside of the United States that the Issuer or Agent so chooses.

2.	This Note is issued in representation of an issue of Notes in the above mentioned aggregate Nominal Amount.

3.	All payments in respect of this Note by or on behalf of the Issuer shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United States of America or any political subdivision or taxing authority therein or thereof ("Taxes"). If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Note is presented for payment:

(a)	by or on behalf of a holder which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Note; or

(b)	where such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(c)	by or on behalf of a holder who would have been able to avoid such withholding or deduction by (i) presenting this Note to another Paying Agent in a member state of the European Union or (ii) by authorising the Paying Agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom; or

(d)	more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this Note on the last day of such period of 15 days.

4.	If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day (unless that date falls more than 183 days after the Issue Date, in which case payment shall be made on the immediately preceding Payment Business Day) and neither the bearer of this Note nor the holder nor the beneficial owner of any interest herein or rights in respect hereof shall be entitled to any interest or other sums in respect of such postponed payment.

As used in this Note:

"Payment Business Day" means any day other than a Saturday or Sunday which is both (A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation, and (B) either (i) if the above- mentioned Specified Currency is any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in both London and the principal financial centre of the country of the relevant Specified Currency or (ii) if the above-mentioned Specified Currency is euro, a day which is a TARGET Business Day; and

"TARGET Business Day" means a day on which the Trans-European Automated Real- time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is operating credit or transfer instructions in respect of payments in euro.

Provided that if the Paying Agent determines with the agreement of the Issuer that the market practice in respect of euro denominated internationally offered securities is different from that specified above, the above shall be deemed to be amended so as to comply with such market practice and the Paying Agent shall procure that a notice of such amendment is published not less than 15 days prior to the date on which any payment in euro falls due to be made in such manner as the Paying Agent may determine.

5.	The payment obligation of the Issuer represented by this Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking at least pari passu with all present and future unsecured and unsubordinated indebtedness of the Issuer other than obligations preferred by mandatory provisions of law applying to companies generally.

6.	This Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof free and clear of any equity, set-off or counterclaim on the part of the Issuer against any previous bearer hereof.

7.	If this is an interest bearing Note, then:

(a) notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in part (a) or (b) (as the case may be) of paragraph 1 shall be payable on such fifteenth day;

(b) upon each payment of interest (if any) prior to the Maturity Date in respect of this Note, the Schedule hereto shall be duly completed by the Paying Agent to reflect such payment; and

(c) if no Interest Payment Dates are specified on the face of the Note, the Interest Payment Date shall be the Maturity Date.

8.	If this is a fixed rate interest bearing Note, interest shall be calculated on the Nominal Amount as follows:

(a) interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Note is denominated in Sterling, 365 days at the above-mentioned Interest Rate with the resulting figure being rounded to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards); and

	(b)	the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is an "Interest Period" for the purposes of this paragraph.

9.	If this is a floating rate interest bearing Note, interest shall be calculated on the Nominal Amount as follows:

	(a)	in the case of a Note which specifies LIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of LIBOR and the above-mentioned Margin (if any) above or below LIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Note is denominated in Sterling, 365 days.

As used in this Note:

"LIBOR" shall be equal to the rate defined as "LIBOR-BBA" in respect of the above-mentioned Specified Currency (as defined in the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, updated or replaced as at the date of this Note, (the "ISDA Definitions")) as at 11.00 a.m. (London time) or as near thereto as practicable on the second London Banking Day before the first day of the relevant Interest Period or, if this Note is denominated in Sterling, on the first day thereof (a "LIBOR Interest Determination Date"), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Note in relation to the Reference Rate; and

"London Banking Day" shall mean a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;

	(b)	in the case of a Note which specifies EURIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of EURIBOR and the above- mentioned Margin (if any) above or below EURIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

As used in this Note, "EURIBOR" shall be equal to EUR-EURIBOR-Reuters (as defined in the ISDA Definitions) as at 11.00 a.m. (Brussels time) or as near thereto as practicable on the second TARGET Business Day before the first day of the relevant Interest Period (a "EURIBOR Interest Determination Date"), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this Note in relation to the Reference Rate;

	(c)	the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each LIBOR Interest Determination Date or 11.00 a.m. (Brussels time) on each EURIBOR Interest Determination Date (as the case may be), determine the Rate of Interest and calculate the amount of interest payable (the "Amount of Interest") for the relevant Interest Period. "Rate of Interest" means (A) if the Reference Rate is EURIBOR, the rate which is determined in accordance with the provisions of this paragraph 9(b), and (B) in any other case, the rate which is determined in accordance with the provisions of paragraph 9(a). The Amount of Interest shall be calculated by applying the Rate of Interest to the Nominal Amount of one Note of each denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 or, if this Note is denominated in Sterling, by 365 and rounding the resulting figure to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards). The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent named above shall (in the absence of manifest error) be final and binding upon all parties;

	(d)	the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is called an "Interest Period" for the purposes of this paragraph; and

	(e)	the Issuer will procure that a notice specifying the Rate of Interest payable in respect of each Interest Period be published as soon as practicable after the determination of the Rate of Interest. Such notice will be delivered to the bearer of this Note or if that is not practicable, will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times).

10.	If the proceeds of this Note are accepted in the United Kingdom, the Principal Amount or Minimum Redemption Amount (as applicable) shall be not less than £100,000 (or the equivalent in any other currency).

11.	Instructions for payment must be received at the offices of the Paying Agent referred to above together with this Note as follows:

(a) if this Note is denominated in Australian dollars, New Zealand dollars, Hong Kong dollars or Japanese Yen, at least two Business Days prior to the relevant payment date;

(b) if this Note is denominated in United States dollars, Canadian dollars or Sterling, on or prior to the relevant payment date; and

(c) in all other cases, at least one Business Day prior to the relevant payment date.

As used in this paragraph, "Business Day" means:

(i) a day other than a Saturday or Sunday on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

(ii) in the case of payments in euro, a TARGET Business Day and, in all other cases, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre in the country of the above-mentioned Specified Currency.

12.	This Note shall not be validly issued unless manually authenticated by Citibank, N.A. as issue agent.

13.	This Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Note (including a dispute regarding the existence, validity or termination of this Note). The parties to this Note agree that the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such party will argue to the contrary.

The Issuer irrevocably appoints Clifford Chance Secretaries Limited at 10 Upper Bank Street, Canary Wharf, London E14 5JJ as its agent for service of process in any proceedings before the English courts in connection with this Note. If any person appointed as process agent is unable for any reason to act as agent for service of process, the Issuer will appoint another agent, and failing such appointment within 15 days, the bearer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Paying Agent. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings. This paragraph 13 does not affect any other method of service allowed by law.

The Issuer irrevocably and unconditionally, agrees not to claim any immunity from proceedings brought by the bearer against it in relation to this Note and to ensure that no such claim is made on its behalf, consents generally to the giving of any relief or the issue of any process in connection with those proceedings, and waives all rights of immunity in respect of it or its assets.

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED BY THIS NOTE. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

14.	No person shall have any right to enforce any provision of this Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.

AUTHENTICATED by	Signed on behalf of:
CITIBANK, N.A.	NYSE EURONEXT

without recourse, warranty or liability and for
authentication purposes only

By:	By:
(Authorised Signatory)	(Authorised Signatory)

SCHEDULE

PAYMENTS OF INTEREST

The following payments of interest in respect of this Note have been made:

Date Made	Payment From	Payment To	Amount Paid	Notation on
behalf of Paying
Agent

Pro-forma Redemption or Interest Calculation
(Index linked Note)

This is the Redemption or Interest Calculation relating to the attached index-linked Note:

Calculation Date:

Calculation Agent:

Redemption Amount (per note):	to be calculated by the Calculation Agent as follows:

[Insert particulars of index and redemption calculation]

[Indicate whether the calculation refers to principal or coupon]

Confirmed:

For NYSE EURONEXT

Note:	The Calculation Agent is required to notify the Paying Agent for the Notes of the Redemption Amount immediately upon completing its calculation of the same.

SIGNATURE PAGES

The Issuer

NYSE EURONEXT, INC.

By:	NELSON CHAI

Address:	11 Wall Street
New York
New York 10005

Telephone No.:	+1 212 656 5280/6096
Facsimile No.:	+1 212 656 4399/8101
Attention:	Treasurer/Deputy General Counsel

The Agent

CITIBANK, N.A.

By:	DAVID GOODCHILD

Address:	21st Floor
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
England

Telephone:	+44 20 7508 3835
Facsimile:	+44 20 7508 3875
Attention:	ECP Issuance